As filed with the Securities and Exchange Commission on September 14, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

USEC Inc.
(Exact Name of Registrant as specified in its charter)

Delaware	52-2107911
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

2 Democracy Center
6903 Rockledge Drive
Bethesda, Maryland 20817
(301) 564-3200
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

John K. Welch
President and Chief Executive Officer
2 Democracy Center
6903 Rockledge Drive
Bethesda, Maryland 20817
(301) 564-3200
(Name, address, including zip code and telephone number, including area code of agent for service)

Copies to:

Allen L. Lear, Esq.	Scott C. Herlihy, Esq.
Kerri R. Morey, Esq.	Patrick H. Shannon, Esq.
2 Democracy Center	Latham & Watkins LLP
6903 Rockledge Drive	555 Eleventh Street N.W.
Bethesda, Maryland 20817	Washington, D.C. 20004
(301) 564-3200	(202) 637-2200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Title of Each Class of Securities to be Registered	Registered	Unit	Price	Registration Fee

Common Stock, par value $0.10 per share(2)
Debt Securities	(1)	(1)	(1)	(1)
Total

(1)	An indeterminate amount of each identified class of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r). Any registration fees will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r).

(2)	Includes preferred stock purchase rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the common stock.

PROSPECTUS

Common Stock
Debt Securities

We may, from time to time, offer to sell common stock or debt securities. We refer to our common stock and debt securities collectively as the “securities”. The securities we may offer may be convertible into our other securities. We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus. In addition, this prospectus may be used to offer securities for the account of persons other than us.

This prospectus provides information about us and describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered, and any other information relating to a specific offering, will be set forth in a post-effective amendment to the Registration Statement of which this prospectus is a part or in a supplement to this prospectus or may be set forth in one or more documents incorporated by reference in this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is traded on the New York Stock Exchange under the symbol “USU”.

You should read this prospectus and any prospectus supplement carefully before you invest in any of our securities.

Investing in our securities involves risks that are described in the “Risk Factors” section contained in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 14, 2007.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC. We may offer and sell, in one or more offerings, any combination of the securities described in this prospectus. No limit exists on the aggregate amount of the securities we may sell pursuant to the registration statement.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. We urge you to read carefully both this prospectus and any prospectus supplement accompanying this prospectus, together with the information incorporated herein by reference under the heading “Where You Can Find Additional Information”, before deciding whether to invest in any of the securities being offered.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

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SUMMARY

Unless the context otherwise requires or as otherwise expressly stated, references in this prospectus to “USEC Inc.”, “USEC”, “we”, “us” and “our” and similar terms refer to USEC Inc. and its wholly owned subsidiaries.

The Company

We are a global energy company and a leading supplier of low enriched uranium, or “LEU”, used to fuel commercial nuclear power plants. We, either directly or through our subsidiaries United States Enrichment Corporation and NAC International Inc. (“NAC”):

•	supply LEU to both domestic and international utilities for use in approximately 150 nuclear reactors worldwide,

•	are in the process of demonstrating, and expect to deploy, what we anticipate will be the world’s most efficient uranium enrichment technology, known as the American Centrifuge,

•	are the exclusive executive agent for the U.S. government for a nuclear nonproliferation program with Russia, known as Megatons to Megawatts,

•	perform contract work for the U.S. Department of Energy (“DOE”) and DOE contractors at the Paducah and Portsmouth gaseous diffusion plants, and

•	provide transportation and storage systems for spent nuclear fuel and provide nuclear and energy consulting services, including nuclear materials tracking.

We are organized under Delaware law. Prior to July 28, 1998, when we completed our initial public offering of common stock, we were a U.S. government corporation. Our corporate headquarters are located at 2 Democracy Center, 6903 Rockledge Drive, Bethesda, Maryland 20817. Our telephone number is (301) 564-3200. Our website can be found at www.usec.com. Information on our website is not deemed to be a part of this prospectus.

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FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain “forward-looking statements” — that is, statements related to future events. In this context, forward-looking statements may address our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will” and other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For USEC, particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include, but are not limited to: the success of the demonstration and deployment of our American Centrifuge technology including our ability to meet our performance targets, target cost estimate and schedule for the American Centrifuge Plant and our ability to secure required external financial support; the cost of electric power used at our gaseous diffusion plant; our dependence on deliveries under the Russian Contract and on a single production facility; our inability under most existing long-term contracts to pass on to customers increases in SWU prices under the Russian Contract resulting from significant increases in market prices; changes in existing restrictions on imports of Russian enriched uranium, including the imposition of duties on imports of enriched uranium under the Russian Contract; the elimination of duties charged on imports of foreign-produced low enriched uranium; pricing trends in the uranium and enrichment markets and their impact on our profitability; changes to, or termination of, our contracts with the U.S. government and changes in U.S. government priorities and the availability of government funding; the impact of government regulation; the outcome of legal proceedings and other contingencies (including lawsuits, government investigations or audits and government/regulatory and environmental remediation efforts); the competitive environment for our products and services; changes in the nuclear energy industry; and other risks and uncertainties discussed in this and our other filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. We do not undertake to update our forward-looking statements except as required by law.

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USE OF PROCEEDS

We intend to use the net proceeds from the offering of the securities as set forth in the applicable prospectus supplement, after deducting the underwriters’ discount and the estimated offering expenses payable by us, to fund the development, demonstration and deployment of the American Centrifuge project and our general operating expenses and working capital requirements and for general corporate purposes.

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RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges and the ratio of earnings fixed charges for each of the years ended December 31, 2006, 2005, 2004, and 2003, the six-month period ended December 31, 2002, the fiscal year ended June 30, 2002, and the six-month periods ended June 30, 2007 and 2006 are set forth below. The information set forth below should be read in conjunction with the financial information included and incorporated by reference herein. For purposes of these calculations, “earnings” represents income (loss) before income taxes and those fixed charges impacting earnings and “fixed charges” consist of interest expense related to indebtedness, amortization of deferred financing costs and discount, and capitalized interest.

									Six Months		Fiscal Year
									Ended		Ended
	Years Ended December 31,								Dec. 31,		June 30,		Six Months Ended June 30,
	2006		2005		2004		2003		2002		2002		2007		2006

Ratio of earnings to fixed charges	11.4	x	2.0	x	2.0	x	1.4	x	(a	)	1.5	x	3.2	x	11.2x

(a)	Earnings were insufficient to cover fixed charges by $19.6 million for the six months ended December 31, 2002.

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DESCRIPTION OF SECURITIES

We may offer shares of common stock and debt securities. We will set forth in the applicable prospectus supplement a description of the common stock or debt securities that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offering.

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VALIDITY OF THE SECURITIES

The validity of the securities offered by this prospectus will be passed upon for us by Latham & Watkins LLP, Washington, D.C. Certain legal matters will be passed upon for the underwriters by Sullivan & Cromwell LLP, Washington, D.C.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and special reports, as well as registration and proxy statements and other information, with the SEC. These documents may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can get further information about the SEC’s Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, registration statements and other information regarding registrants like us that file electronically with the SEC.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered a part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) until this offering is completed:

•	our Annual Report on Form 10-K for the year ended December 31, 2006;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007;

•	our Current Reports, including current reports on Form 8-K filed on January 25, 2007, February 12, 2007, February 14, 2007, March 9, 2007, June 1, 2007, June 29, 2007, August 20, 2007 and September 4, 2007;

•	our Definitive Proxy on Schedule 14A filed on March 22, 2007;

•	the description of our common stock contained in our Registration statement on Form 8-A, as filed on July 8, 1998 and the description of certain rights attached to shares of our common stock contained in our Registration Statement on Form 8-A, as filed on April 24, 2001, in each case including any amendments or reports filed for the purpose of updating such descriptions; and

•	all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering; provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01).

You may obtain any of the documents incorporated by reference through the SEC or the SEC’s website as described above. You may also obtain copies of these documents by written or oral request, other than exhibits, free of charge by contacting our Secretary at our principal offices, which are located at 2 Democracy Center, 6903 Rockledge Drive, Bethesda, Maryland 20817. Our telephone number is (301) 564-3200.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets for the fees and expenses in connection with the distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts shown are estimates.

Securities and Exchange Commission registration fee	$(1)
Trustee’s and Transfer Agent’s fees and expenses	(2)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Printing expenses	(2)
New York Stock Exchange Listing fee	(2)
Blue Sky fees	(2)
Miscellaneous	(2)

Total	$(2)

(1)	To be deferred pursuant to Rule 456(b) calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

(2)	The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or the DGCL, allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify these persons for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The registrant’s certificate of incorporation and bylaws provide for indemnification of the registrant’s directors, officers, employees and other agents to the extent and under the circumstances permitted by the DGCL. The registrant has also entered into agreements with its directors and officers that will require the registrant, among other things, to indemnify them against liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law. In addition, the registrant carries director and officer liability insurance.

Item 16.	Exhibits

1.1	Form of Underwriting agreement(1)
3.1	Certificate of Incorporation of USEC Inc., incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1, filed June 29, 1998 (Commission file number 333-57955)
3.2	Amended and Restated Bylaws of USEC Inc., dated September 13, 2000, incorporated by reference to Exhibit 3.3 of the Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 (Commission file number 1-14287)
4.1	Indenture, dated January 15, 1999, between USEC Inc. and First Union National Bank, incorporated by reference to Exhibit 4.2 of the Annual Report on Form 10-K for the fiscal year ended June 30, 1999 (Commission file number 1-14287)
4.2	Rights Agreement, dated April 24, 2001, between USEC Inc. and Fleet National Bank, as Rights Agent, including the form of Certificate of Designation, Preferences and Rights as Exhibit A, the form of Rights Certificates as Exhibit B and the Summary of Rights as Exhibit C, incorporated by reference to Exhibit 4.3 of the Registration Statement on Form 8-A filed April 24, 2001 (Commission file number 1-14287)

4.3	Form of Indenture
5.1	Opinion of Latham & Watkins LLP
12.1	Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm
24.1	Power of Attorney (included on the signature page hereto)
25.1	Statement of Eligibility of Trustee on Form T-1 for Indenture under the Trust Indenture Act of 1939

(1)	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and incorporated herein by reference

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on September 14, 2007.

USEC Inc.

By:	/s/ John K. Welch
Name: John K. Welch

Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints John K. Welch, John C. Barpoulis and James R. Mellor or any of them, as attorney-in-fact and agent, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this Registration Statement and other documents in connection therewith, with the Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John K. Welch John K. Welch	President, Chief Executive Officer (Principal Executive Officer) and Director	September 14, 2007

/s/ John C. Barpoulis John C. Barpoulis	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	September 14, 2007

/s/ J. Tracy Mey J. Tracy Mey	Controller and Chief Accounting Officer (Principal Accounting Officer)	September 14, 2007

/s/ James R. Mellor James R. Mellor	Chairman of the Board	September 14, 2007

/s/ Michael H. Armacost Michael H. Armacost	Director	September 14, 2007

/s/ Joyce F. Brown Joyce F. Brown	Director	September 14, 2007

/s/ Joseph T. Doyle Joseph T. Doyle	Director	September 14, 2007

Signature	Title	Date

/s/ John R. Hall John R. Hall	Director	September 14, 2007

/s/ W. Henson Moore W. Henson Moore	Director	September 14, 2007

/s/ Joseph F. Paquette, Jr. Joseph F. Paquette, Jr.	Director	September 14, 2007

EXHIBIT INDEX

1.1	Form of Underwriting agreement(1)
3.1	Certificate of Incorporation of USEC Inc., incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1, filed June 29, 1998 (Commission file number 333-57955)
3.2	Amended and Restated Bylaws of USEC Inc., dated September 13, 2000, incorporated by reference to Exhibit 3.3 of the Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 (Commission file number 1-14287)
4.1	Indenture, dated January 15, 1999, between USEC Inc. and First Union National Bank, incorporated by reference to Exhibit 4.2 of the Annual Report on Form 10-K for the fiscal year ended June 30, 1999 (Commission file number 1-14287)
4.2	Rights Agreement, dated April 24, 2001, between USEC Inc. and Fleet National Bank, as Rights Agent, including the form of Certificate of Designation, Preferences and Rights as Exhibit A, the form of Rights Certificates as Exhibit B and the Summary of Rights as Exhibit C, incorporated by reference to Exhibit 4.3 of the Registration Statement on Form 8-A filed April 24, 2001 (Commission file number 1-14287)
4.3	Form of Indenture
5.1	Opinion of Latham & Watkins LLP
12.1	Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm
24.1	Power of Attorney (included on the signature page hereto)
25.1	Statement of Eligibility of Trustee on Form T-1 for Indenture under the Trust Indenture Act of 1939

(1)	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and incorporated herein by reference